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                                                                     EXHIBIT 5.2


              [LETTERHEAD OF YOUNG CONAWAY STARGATT & TAYLOR, LLP]


                               September 13, 2005



CNA Financial Corporation
CNA Center
Chicago, IL 60685

                  Re:      CNA Financial Capital I;
                           CNA Financial Capital II; and
                           CNA Financial Capital III
                           -------------------------

Ladies and Gentlemen:

         We have acted as Delaware special counsel for CNA Financial Capital I, a Delaware statutory trust ("CNA I"), CNA Financial Capital II, a Delaware statutory trust ("CNA II"), and CNA Financial Capital III ("CNA III" and, collectively with CNA I and CNA II, the "Trusts" and, individually, a "Trust"), in connection with the matters set forth herein. This opinion is furnished to you at your request.

         In connection with the opinions set forth herein, our examination has been limited to a review of originals or copies of the following documents:

         (a) The Certificate of Trust of CNA I, dated December 23, 1998, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 23, 1998, as amended by a Certificate of Amendment to Certificate of Trust dated August 11, 2005, as filed with the Secretary of State on August 12, 2005 (collectively, the "CNA I Certificate");

         (b) The Certificate of Trust of CNA II, dated December 23, 1998, as filed with the Secretary of State on December 23, 1998, as amended by a Certificate of Amendment to Certificate of Trust dated August 11, 2005, as filed with the Secretary of State on August 12, 2005 (collectively, the "CNA II Certificate");

         (c) The Certificate of Trust of CNA III, dated December 23, 1998, as filed with the Secretary of State on December 23, 1998, as amended by a Certificate of Amendment to Certificate of Trust dated August 11, 2005, as filed with the Secretary of State on August 12, 2005 (collectively, the "CNA III Certificate" and, collectively with the CNA I Certificate and the CNA II Certificate, the "Certificates" and, individually, a "Certificate");

         (d) An Amended and Restated Trust Agreement of each Trust, each dated as of August 12, 2005, and among CNA Financial Corporation, a Delaware corporation ("CNA Financial"), as depositor, and J.P. Morgan Trust Company, National Association, a national banking association, Chase Bank USA, National Association, a national banking association, D. Craig Mense, and Dennis R. Hemme, as trustees;


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         (e) The Registration Statement (the "Registration Statement") on Form
S-3, including a preliminary prospectus ("Prospectus"), relating to the Preferred Securities of the each Trust representing preferred undivided beneficial interests in each Trust (each a "Preferred Security" and collectively, the "Preferred Securities"), as filed by CNA Financial and the Trusts with the Securities and Exchange Commission on August 15, 2005;

         (f) A form of Second Amended and Restated Trust Agreement of each Trust (collectively, the "Trust Agreements"), each to be entered into among CNA Financial, as depositor, J.P. Morgan Trust Company, National Association, as Property Trustee, Chase Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in each Trust; and

         (g) A Certificate of Good Standing for each Trust, dated the date hereof, obtained from the Secretary of State.

         Initially capitalized terms herein used and not otherwise defined are used as defined in the Trust Agreements.

         For purposes of this opinion, we have not reviewed any documents other than the documents herein listed, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions herein stated. We have conducted no independent factual investigation of our own, but, rather, have relied solely upon the documents listed herein, the statements and information set forth in such documents, and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that each of the Trust Agreements constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including agreements with respect to the creation, operation and termination of the Trust, and that the Trust Agreements and the Certificates are in full force and effect and have not been amended,
(ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization, or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution, and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by a Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate



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for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the applicable Trust Agreement and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the applicable Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (specifically excluding the securities laws of the State of Delaware), and we have not considered, and express no opinion on, the laws of any other jurisdiction, including, without limitation, federal laws, rules, and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations, and orders thereunder that are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to all assumptions, qualifications, limitations and exceptions herein set forth, we are of the opinion that:

         1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.ss.3801, et seq.

         2. The Preferred Securities will represent valid, fully paid, and nonassessable undivided beneficial interests in the assets of the Trust that issues such Preferred Securities.

         3. The Preferred Security Holders of each Trust, as beneficial owners of such Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                                        Sincerely,


                                        /s/ Young Conaway Stargatt & Taylor, LLP